Exhibit 3.1.3
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IOMAI CORPORATION
          Iomai Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby submit this Third Amended and Restated Certificate of Incorporation, duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, for the purpose of amending and restating the Certificate of Incorporation of the Corporation, which was originally filed with the Secretary of State of the State of Delaware on May 14, 1997. This Third Amendment and Restated Certificate of Incorporation shall be effective at 10:00 on _________ ___, 2005 (the “Effective Time”). The text of the Certificate of Incorporation of the Corporation is restated and amended, as of the Effective Time, to read in its entirety as follows:
ARTICLE I
          The name of the Corporation is Iomai Corporation.
ARTICLE II
          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
1.       Classes of Stock. The Corporation is authorized to issue two classes of stock, “Common Stock” and “Preferred Stock.” The total number of shares of capital stocks which the Corporation is authorized to issue is two hundred and twenty five million shares. Two hundred million shares are Common Stock, each share having a par value of $.01. Twenty-five million shares are Preferred Stock, each share having a par value of $.01.
2.       Common Stock.
A. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon issuance of any such Preferred Stock. The holders of the

Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

B. Voting. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock). There shall be no cumulative voting.

C. Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

D. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

E. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.
3.       Preferred Stock.
          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.
          Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation.
ARTICLE V
          The Corporation shall have a perpetual existence.
ARTICLE VI
          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
1.       Number of Directors. The Board of Directors shall consist of at least one and not more than fifteen members, each of whom shall be a natural person. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation.
2.       Classes of Directors; Election; Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the Effective Time, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Effective Time, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Effective Time, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote in the election. The directors of the Corporation need not be elected by written ballot unless the By-laws of the Corporation so provide.
3.       Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director of the class of which he is a member. In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.
4.       Removal. The directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.
5.       Vacancies. Any vacancy in the Board of Directors, however occurring, and any newly created directorship resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to his earlier death, resignation or removal.
6.       Stockholder Meetings; Nominations and Introduction of Business. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the By-laws of the Corporation. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
7.       Bylaw Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. Any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the number of directors comprising the Board of Directors at such time. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.
8.       Amendment to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation, the affirmative vote of at least seventy five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of this Article VI.

ARTICLE VII
          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
ARTICLE VIII
1.       Indemnification. The Corporation shall indemnify each of its directors, to the maximum extent permitted from time to time by law, and may indemnify each of its officers, to the extent provided in the By-laws or approved from time to time by the Board of Directors, in either case, except as set forth in this Article, to the extent such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, trustee, partner, member or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred (and not otherwise recovered) by Indemnitee or on Indemnitee’s behalf in connection with the investigation, preparation to defend or defense of such action, suit or proceeding and any appeal therefrom.
2.       Advance of Expenses. The Corporation shall, upon request, advance payment of expenses incurred by an Indemnitee who is or was a director of the Corporation in advance of the final disposition of any matter, to the extent such advance is permitted by applicable law, and the Corporation may advance such expenses to an Indemnitee who is or was an officer of the Corporation, to the extent permitted by applicable law and provided for in the By-laws or approved from time to time by the Board of Directors.
3.       Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.
4.       Scope. The indemnification provided in this Article shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. Any Indemnitee seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification. Nothing in this Article shall require the Corporation to indemnify or advance expenses to any person seeking indemnification in connection with any action, suit or proceeding, or part thereof, initiated by or on behalf of such person unless the initiation thereof was approved by the Board of Directors.
ARTICLE IX
          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE X
          Except as otherwise provided in the By-laws of the Corporation, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-Laws of the Corporation.
ARTICLE XI
          The Corporation elects to be governed by Section 203 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ___day of ____________, 2005.

IOMAI CORPORATION
By:
Stanley C. Erck
President and Chief Executive Officer